Exhibit 99.1

Contact:	Douglas Armer (212) 655-0220
Capital Trust Reports First Quarter 2011 Results
NEW YORK, NY — May 10, 2011 — Capital Trust, Inc. (NYSE: CT) today reported results for the quarter ended March 31, 2011.
•	Operating Results:
o	Reported net income of $254.6 million, or $11.35 per share for the first quarter.
▪	Net income was driven primarily by $250.0 million of gain on extinguishment of debt (of which $174.8 million was associated with the Company’s March 31st restructuring), $10.7 million of net interest income on the legacy loan and securities portfolio, a $9.2 million recovery of previous provisions for loan loss, and $1.9 million of investment management and servicing fees.

▪	Significant expenses included $10.3 million of general and administrative expenses (which includes one-time expenses related to the March 31st restructuring), and $8.2 million of credit impairments on securities.

▪	Consolidated assets were $3.9 billion as of March 31, 2011, offset by consolidated liabilities of $4.0 billion, resulting in a shareholders’ deficit of $111.0 million.
o	Beginning this quarter, the Company reported adjusted earnings and an adjusted balance sheet, which generally exclude consolidated securitization trusts and loan participations sold from the Company’s operating results and financial position. These adjustments are described in further detail later in this press release.

o	Adjusted earnings for the first quarter were $179.3 million, or $7.99 per share.
▪	The quarter’s results were driven primarily by $174.8 million of gains recognized on extinguishment of debt associated with the Company’s March 31 restructuring. Excluding these gains, adjusted earnings was $4.4 million, or $0.20 per share for the first quarter.

▪	Other components of adjusted net income included a $7.9 million recovery of previous provisions for loan loss, $4.9 million of net interest income on the legacy loan and securities portfolio, and $2.1 million of investment management and servicing fees. This was partially offset by $8.7 million of general and administrative expenses (which includes one-time expenses related to the March 31st restructuring), and $1.7 million of credit impairments on securities.

▪	Adjusted assets were $110.9 million as of March 31, 2011, offset by adjusted liabilities of $13.5 million, resulting in adjusted shareholders’ equity of $97.4 million. Based on 24.8 million shares outstanding (fully diluted basis) at quarter end, adjusted book value per share was $3.93.
•	Restructuring:
o	On March 31, 2011, the Company restructured, amended, or extinguished all of its outstanding recourse debt obligations.

o	Certain legacy assets were transferred to a newly formed subsidiary, CT Legacy REIT Mezz Borrower, Inc. (“CT Legacy REIT”).

o	The Company’s legacy repurchase obligations were assumed by CT Legacy REIT, and its senior credit facility and junior subordinated notes were extinguished.

o	The restructuring was financed with a new $83.0 million mezzanine loan to CT Legacy REIT.
Capital Trust, Inc.
Following the completion of the Company’s March 2011 restructuring, the Company no longer has any recourse debt obligations and has unencumbered ownership of 100% of: (i) its investment management platform, CT Investment Management Co., LLC, (ii) its co-investment in CT Opportunity Partners I, LP, (iii) its residual ownership interests in CT CDOs I, II, and IV, and (iv) its net operating loss carryforwards. Furthermore, the Company has a 52% equity interest in CT Legacy REIT. The Company’s economic interest in CT Legacy REIT, however, is subject to (i) its secured notes, (ii) management incentive awards that provide for the participation in the recovery of CT Legacy REIT, and (iii) the subordinate class B common stock of CT Legacy REIT owned by the Company’s former junior subordinate noteholders.
In addition to the Company’s interest in the common stock of CT Legacy REIT, it also owns 100% of CT Legacy REIT’s class A preferred stock. The class A preferred stock initially entitles the Company to cumulative preferred dividends of $7.5 million per annum, which dividends will be reduced in 2013 as the CT Legacy REIT portfolio assets repay or are sold.
•	Assets:
o	Cash of $27.8 million as of March 31, 2011.

o	$10.1 million co-investment in CT Opportunity Partners I, LP ($25.0 million commitment, of which $14.9 million remains unfunded).

o	Equity interest in the CT Legacy REIT portfolio of $70.7 million on an adjusted basis.
•	Liabilities:
o	No recourse liabilities following the Company’s March 2011 restructuring.

o	$7.8 million face amount of notes (payoff amount of $11.7 million) secured by 93.5% of the Company’s equity interests in CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2%, which may be deferred until maturity.
CT Legacy REIT
In connection with its March 2011 restructuring, the Company transferred substantially all of its directly held interest earning assets to CT Legacy REIT. The transferred assets included: (i) all of the loans and securities which serve as collateral for the legacy repurchase obligations, except for certain subordinate interests in CT CDOs I and II, (ii) the Company’s subordinate interests in CT CDO III, and (iii) 100% of the Company’s previously unencumbered loans and securities.
CT Legacy REIT, which will be taxed as a REIT commencing in 2011, is owned 52% by the Company, 24% by an affiliate of the mezzanine loan lender, and 24% by the Company’s former lenders under its senior credit facility. In addition, the former holders of the Company’s junior subordinated notes received a subordinate class of common stock of CT Legacy REIT. The Company will manage CT Legacy REIT as a liquidating portfolio.
•	Assets:
o	Cash of $4.2 million as of March 31, 2011.

o	27 loans with a principal balance of $642.9 million, adjusted book balance of $495.4 million, and fair value of $427.2 million
▪	No new impairments recorded during the quarter (total impairments in the portfolio of $146.8 million against seven loans)

▪	Collected $29.4 million on three loans representing a 69% recovery in the aggregate
o	14 securities with a principal balance of $144.4 million, adjusted book balance of $30.0 million, and fair value (excluding CDO residual interests) of $3.5 million.
▪	$1.7 million of new credit impairments recorded during the quarter (total credit impairments in the portfolio of $111.6 million against nine securities)

•	Liabilities:
o	$304.8 million of repurchase obligations with three counterparties
▪	JP Morgan facility ($173.5 million) has a cost of LIBOR + 2.50%, and matures on December 15, 2014

▪	Morgan Stanley facility ($93.2 million) has a cost of LIBOR + 2.50%, and matures on January 31, 2013

▪	Citigroup facility ($38.1 million) has a cost of LIBOR + 1.50%, and matures on March 31, 2013

▪	All three repurchase facilities are subject to predetermined paydown hurdles and periodic rate increases
o	$83.0 million mezzanine loan from Five Mile Capital
▪	15.0% interest rate (8.0% paid current, 7.0% deferred); matures on March 31, 2016
Investment Management
All of the Company’s investment management activities are conducted through its wholly-owned, investment management subsidiary, CT Investment Management Co., LLC (“CTIMCO”). CTIMCO is headquartered in New York, employs all 27 of the Company’s employees, and is operated as a taxable subsidiary of the Company. Since its inception, CTIMCO has originated over $14 billion of commercial real estate debt and related investments and has raised over $3.9 billion of private equity capital and over $550 million of public equity capital, as well as over $10 billion of public and private debt capital. CTIMCO currently manages in excess of $5 billion of assets including its public company parent, CT Legacy REIT, five commercial real estate CDOs, three private equity funds and one separate account. In addition, CTIMCO is an approved special servicer by all three rating agencies.
•	Active Investment Vehicles:
o	CT Opportunity Partners I — $540 million of total equity commitments, $322 million remains undrawn

o	CT High Grade Partners II — $667 million of total equity commitments, $160 million remains undrawn
•	Revenues from third party investment management fees totaled $2.5 million in the first quarter of 2011 on a gross basis, of which inter-company fees of $657,000 were eliminated in the consolidation of CTIMCO.

•	During the quarter, CTIMCO originated three new investments ($16.5 million face value; $16.0 million purchase price) for its investment management vehicles.

Adjusted Balance Sheet and Operating Results
The consolidated financial statements of the Company include 11 consolidated securitization vehicles which are all non-recourse, as well as assets and liabilities related to loan participations sold which did not qualify as sales under accounting principals generally accepted in the United States (“GAAP”). This has resulted in a presentation of gross assets and liabilities, provisions/impairments, and operations being recorded in excess of the Company’s economic interests in such entities.
The Company’s adjusted balance sheet and operating results (i) eliminate loan participations sold, and (ii) deconsolidate securitization vehicles which are presented gross in accordance with GAAP, and show instead the Company’s cash investment in these non-recourse entities, adjusted for losses expected or incurred, and the cash income earned thereon. Due to the non-recourse nature of these entities, the Company’s investment amount as well as its income from these entities cannot be less than zero on a cash basis.
In addition, the adjusted balance sheet and operating results separately show the Company’s financial position and operations from those of CT Legacy REIT.
The Company’s adjusted balance sheet is not an alternative or substitute for its consolidated balance sheet prepared in accordance with GAAP as a measure of its financial position, and the Company’s adjusted operating results are not an alternative or substitute for net income reported in accordance with GAAP as a measure of the Company’s performance. Rather, the Company believes that its adjusted balance sheet and operating results provide meaningful information to consider, in addition to its consolidated balance sheet and statement of operations prepared in accordance with GAAP, because these measures help the Company evaluate its financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of the Company’s current investment portfolio, capitalization, or shareholders’ equity.
The Company’s adjusted balance sheet should not be viewed as an alternative measure of shareholders’ equity. Similarly, adjusted earnings should not be viewed as an alternative measure of either the Company’s operating liquidity or funds available for its cash needs. In addition, the Company may not prepare its adjusted balance sheet or adjusted earnings in the same manner as other companies that use similarly titled measures.

Adjusted Balance Sheet Transition as of March 31, 2011

			Adjusted Balance Sheet
	Consolidated GAAP	Deconsolidation &	CT Legacy	Capital
(in thousands)	Capital Trust, Inc.	Eliminations (1)(2)	REIT	Trust, Inc.
Assets
Cash and cash equivalents	$27,779	$—	$—	$27,779
Loans receivable, net	86,570	(86,570)	—	—
Equity investments in unconsolidated subsidiaries	9,519	—	—	9,519
Investment in CT Legacy REIT	—	70,703	—	70,703
Deferred income taxes	658	—	—	658
Prepaid expenses and other assets	2,263	—	—	2,263

Subtotal	126,789	(15,867)	—	110,922

Assets of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Restricted cash	4,213	—	4,213	—
Securities held-to-maturity	3,577	26,431	30,008	—
Loans receivable, net	495,412	—	495,412	—
Accrued interest receivable and other assets	10,149	—	10,149	—

Subtotal	513,351	26,431	539,782	—

Assets of consolidated securitization vehicles	3,250,980	(3,250,980)	—	—

Total assets	$3,891,120	$(3,240,416)	$539,782	$110,922

Liabilities & Shareholders’ Equity
Accounts payable and accrued expenses	$5,727	$—	$—	$5,727
Secured notes	7,778	—	—	7,778
Participations sold	86,570	(86,570)	—	—

Subtotal	100,075	(86,570)	—	13,505

Non-Recourse Liabilities of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Accounts payable and accrued expenses	65	—	65	—
Repurchase obligations	304,750	—	304,750	—
Mezzanine loan, net of unamortized discount	67,236	—	67,236	—
Participations sold	97,465	(97,465)	—	—
Interest rate hedge liabilities	7,518	—	7,518	—

Subtotal	477,034	(97,465)	379,569	—

Liabilities of consolidated securitization vehicles	3,438,345	(3,438,345)	—	—

Total liabilities	4,015,454	(3,622,380)	379,569	13,505

Total equity	(111,043)	368,673	160,213	97,417

Noncontrolling interests	(13,291)	13,291	—	—

Total liabilities and shareholders’ equity	$3,891,120	$(3,240,416)	$539,782	$110,922

Capital Trust, Inc. book value/adjusted book value per share:
Basic	$(4.88)			$4.28
Diluted (3)	$(4.88)			$3.93

(1)	All securitization vehicles have been deconsolidated and reported at the Company’s cash investment amount, adjusted for current losses relative to its equity investment in each vehicle. Due to the non-recourse nature of these entities, the Company’s investment cannot be less than zero on a cash basis.

(2)	Loan participations which have been sold to third-parties, and did not qualify for sale accounting, have been eliminated.

(3)	Diluted book value per share includes the impact of outstanding warrants and options to purchase the Company’s common stock as of March 31, 2011, using the treasury stock method.

Adjusted Income Statement Transition for the Three Months Ended March 31, 2011

			Adjusted Income Statement
	Consolidated GAAP	Deconsolidation &	CT Legacy	Capital
(in thousands)	Capital Trust, Inc.	Eliminations (1)(2)	REIT	Trust, Inc.
Income from loans and other investments:
Interest and related income	$36,991	$(28,238)	$—	$8,753
Less: Interest and related expenses	26,247	(22,306)	74	3,867

Income from loans and other investments, net	10,744	(5,932)	(74)	4,886

Other revenues:
Management fees from affiliates	1,580	—	—	1,580
Servicing fees	310	223	—	533

Total other revenues	1,890	223	—	2,113

Other expenses:
General and administrative	10,280	(270)	1,310	8,700

Total other expenses	10,280	(270)	1,310	8,700

Total other-than-temporary impairments on securities	(4,933)	4,920	—	(13)
Portion of other-than-temporary impairments on securities recognized in other comprehensive income	(3,271)	1,631	—	(1,640)

Net impairments recognized in earnings	(8,204)	6,551	—	(1,653)

Recovery of provision for loan losses	9,161	(1,247)	—	7,914
Gain on extinguishment of debt	250,040	(75,194)	—	174,846
Income from equity investments	955	—	—	955
Loss from CT Legacy REIT	—	—	—	(715)

Income (loss) before income taxes	254,306	(75,329)	(1,384)	179,646

Income tax provision	389	—	—	389

Net income (loss) before noncontrolling interests	253,917	(75,329)	(1,384)	179,257

Less: Net loss attributable to noncontrolling interests	668	(668)	—	—

Net income (loss)	$254,585	$(75,997)	$(1,384)	$179,257

Earnings/adjusted earnings per share:
Basic	$11.35			$7.99
Diluted (3)	$11.04			$7.77

(1)	All securitization vehicles have been deconsolidated; adjusted balances include only cash income received from such vehicles. Due to the non-recourse nature of these entities, the Company’s income from such entities cannot be less than zero on a cash basis.

(2)	Loan participations which have been sold to third-parties, which did not qualify for sale accounting, have been eliminated.

(3)	Diluted earnings per share includes the impact of outstanding warrants and options to purchase the Company’s common stock as of March 31, 2011, using the treasury stock method

******
The Company will conduct a management conference call at 10:00 a.m. Eastern Time on Wednesday, May 11, 2011 to discuss first quarter 2011 results. Interested parties can access the call toll free by dialing (800) 862-9098 or 785-424-1051 for international participants. The conference ID is “CAPITAL.” A recorded replay will be available from noon on Wednesday, May 11, 2011 through midnight on Wednesday, May 25, 2011. The replay call number is (800) 283-8486 or (402) 220-0869 for international callers.
Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to future financial results and business prospects. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the continued credit performance and recovery from the Company’s retained balance sheet and transferred legacy assets, the success of the Company’s efforts to raise additional capital and re-commence balance sheet investment activity, its asset/liability mix, the effectiveness of the Company’s hedging strategy and the rate of repayment of the Company’s portfolio assets and the impact of these events, conditions and uncertainties on the Company’s cash flow, as well as other risks indicated from time to time in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.
About Capital Trust
Capital Trust, Inc. is a fully integrated, self-managed real estate finance and investment management company that specializes in credit sensitive structured financial products. To date, the Company’s investment programs have focused primarily on loans and securities backed by commercial real estate assets, investing both for its balance sheet and for third party vehicles. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol “CT.” The Company is headquartered in New York City.